EXHIBIT 32.1

SAVWATT USA, INC.
A Delaware corporation
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this amended Quarterly Report of SavWatt USA, Inc. ("Company") on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Isaac H. Sutton, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 9, 2011	By:	/s/ Isaac H. Sutton
Isaac H. Sutton
President, Chief Executive Officer and Chief Financial Officer
(Principal Accounting, Executive and Financial Officer)